EXHIBIT 32

CERTIFICATIONS OF CEO AND CFO REQUIRED BY RULE 13a-14(b) OR RULE 15d-14(b) AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE U. S. CODE

I certify, to the best of my knowledge, that the Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2003 of Norfolk Southern Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Norfolk Southern Corporation.

Signed:	/s/ David R. Goode
David R. Goode
Chairman, President and Chief Executive Officer
Norfolk Southern Corporation

Dated:   Oct. 30, 2003

I certify, to the best of my knowledge, that the Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2003 of Norfolk Southern Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Norfolk Southern Corporation.

Signed:	/s/ Henry C. Wolf
Henry C. Wolf
Vice Chairman and Chief Financial Officer
Norfolk Southern Corporation

Dated:   Oct. 30, 2003